SCHEDULE 14A
			       (Rule 14a-101)
		  INFORMATION REQUIRED IN PROXY STATEMENT

			    SCHEDULE 14A INFORMATION
	  Proxy Statement Pursuant to Section 14(a) of the Securities
		 Exchange Act of 1934 (Amendment No.        )

     Filed by the Registrant  [X]
     Filed by a Party other than the Registrant  [  ]
	 (Check the appropriate box:)
      [ ]Preliminary Proxy Statement
      [ ]Confidential, for Use of the Commission Only (as permitted by
	 Rule 14a-6(e)(2))
      [X]Definitive Proxy Statement
      [ ]Definitive Additional Materials
      [ ]Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

			    AMP Incorporated
---------------------------------------------------------------------------
	       (Name of Registrant as Specified in Its Charter)


---------------------------------------------------------------------------
 (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]$125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2),
	      or Item 22(a)(2) of Schedule 14A.
   [ ]$500 per each party to the controversy pursuant to Exchange Act Rule
	      14a-6(i)(3).
   [ ]Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
              0-11.

	      (1) Title of each class of securities to which transaction
		  applies:

	      -------------------------------------------------------------

	      (2) Aggregate number of securities to which transaction
		  applies:

	      -------------------------------------------------------------

	      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (setting forth the amount on which the filing fee is calculated and how such amount was determined):

	      -------------------------------------------------------------

	      (4) Proposed maximum aggregate value of transaction:

	      -------------------------------------------------------------

	      (5) Total fee paid:

	      -------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange
	      Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	      (1)  Amount Previously Paid:

	      -------------------------------------------------------------

	      (2)  Form, Schedule or Registration Statement No.:

	      -------------------------------------------------------------

	      (3)  Filing Party:

	      -------------------------------------------------------------

	      (4)  Date Filed:

	      -------------------------------------------------------------




     				 NOTICE OF

			      ANNUAL MEETING

				          AND

			      PROXY STATEMENT


	      			___________


			      ANNUAL MEETING

				          OF

			       SHAREHOLDERS

			      April 24, 1996

     				 __________


     				    AMP


			     AMP Incorporated
			 Harrisburg, Pennsylvania


      AMP Incorporated
      Harrisburg, PA  17105-3608

AMP

      Executive Offices


							March 25, 1996

Dear Shareholder:

     You are invited to attend the AMP Incorporated 1996 Annual Meeting of Shareholders. This year the Annual Meeting will be held at the AMP Incorporated Global Executive Leadership Center, 411 South Fortieth Street, Harrisburg, Pennsylvania, on Wednesday, April 24, 1996, at 10:30 a.m., local time.

     If you plan to attend the Annual Meeting, please mark the appropriate box on the right-hand side of the enclosed proxy so that an admission card may be sent to you in advance. Only shareholders bearing an admission card will be permitted admittance to the Annual Meeting, and the number of admission cards issued will be limited to the seating capacity of the Global Executive Leadership Center. If your shares are not registered in your own name, please advise the shareholder of record (e.g., your bank or broker) that you wish to attend the Annual Meeting and they will request an admission card for you.

     Please carefully read the descriptions included in the Proxy
Statement before completing, signing and returning the accompanying proxy in the postage paid envelope provided for that purpose.

     Thank you for your prompt attention to these important matters.


						   Very truly yours,

						   /s/   J. E. Marley

						   JAMES E. MARLEY
						   Chairman of the Board




                   		    AMP Incorporated
				                      P.O. Box 3608
           			 Harrisburg, Pennsylvania  17105-3608

		       NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
              				   April 24, 1996

To the Shareholders of
   AMP Incorporated:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of the Shareholders of AMP Incorporated will be held at the AMP Incorporated Global Executive Leadership Center, 411 South Fortieth Street, Harrisburg, Pennsylvania, on Wednesday, April 24, 1996, at 10:30 a.m., local time, for the purpose of considering and acting upon the following:

     1. The election of a Board of Directors, twelve in number, to serve until the next Annual Meeting of Shareholders and until their respective successors are elected and qualified.

     2. Such other matters that may properly come before the meeting and any adjournments thereof.

     The Board of Directors has fixed the close of business on March 8, 1996 as the record date for the determination of shareholders entitled to notice of and to vote at said meeting and any adjournments thereof.

				       By order of the Board of Directors

						     /s/   D. F. Henschel

						      David F. Henschel,
						      Corporate Secretary

Dated: March 25, 1996.

                  			     AMP INCORPORATED
                 			      PROXY STATEMENT
                  			     ________________

                         				  VOTING

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of AMP Incorporated
(the "Corporation"). Such proxies will be voted at the Annual Meeting of Shareholders of the Corporation to be held on Wednesday, April 24, 1996, and any adjournments or postponements thereof, at the time and place and for the purposes set forth in the accompanying Notice of Meeting dated March 25, 1996. The address of the Corporation's principal executive offices is P.O. Box 3608, Harrisburg, Pennsylvania 17105-3608. The approximate date on which this Proxy Statement and the enclosed form of proxy are first sent or given to shareholders is March 25, 1996. Shareholders of record at the close of business on March 8, 1996 are entitled to notice of and to vote at said meeting and any adjournments or postponements thereof, each share being entitled to one vote. On
March 8, 1996 the Corporation had 219,313,134 outstanding shares of Common Stock, no par value (excluding shares held in the treasury of the Corporation, all of which are issued but not outstanding and are not entitled to vote), which constitutes the only class of voting securities of the Corporation. A majority of the shares entitled to vote and either present in person or represented by proxy will constitute a quorum for the transaction of business at the Annual Meeting.

     Under Pennsylvania law and the Corporation's Articles of Incorporation and Bylaws, each nominee for election as a director shall be elected if he or she receives the affirmative vote of a majority of the votes cast by shareholders entitled to vote and either present in person or represented by proxy at the Annual Meeting. Votes may be cast in favor of or withheld from the nominees. Shareholders are not entitled to cumulative voting in the election of directors. Abstentions and broker non-votes (i.e., the inability of a broker or other nominee holding shares for a beneficial owner to vote on behalf of such beneficial owner on a particular non-routine matter because such broker or nominee is not permitted, without receiving instructions from the beneficial owner, to vote such owner's shares on that matter, notwithstanding that the broker or nominee has discretionary authority on another routine, non-controversial matter and has voted on such matter on behalf of the beneficial owner) will be counted in determining whether a quorum has been reached but will be excluded entirely from the vote and will have no effect thereon.

     Any proxy given pursuant to this solicitation may be revoked in writing by the person giving it at any time before it is exercised.
Under the laws of of the Commonwealth of Pennsylvania, attendance at the Annual Meeting by a shareholder who has given a proxy does not have the effect of revoking such proxy unless the shareholder files at any time prior to the voting of the proxy a written notice of revocation with the Corporate Secretary at the Corporation's principal executive offices set forth above or at the Annual Meeting, including but not limited to the timely filing of a duly executed proxy bearing a later date or the voting of the shares subject to this proxy by written ballot cast at the Annual Meeting. All shares represented by valid proxies received by the Board of Directors pursuant to this solicitation in time to be voted and not revoked will be voted. If the proxy indicates a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the direction made therein. Except as set forth above with respect to brokers, if no direction is made, the shares will be voted as to each proposal in accordance with the recommendations of your Board of Directors. The proxy of a shareholder who is a participant in the Corporation's Dividend Reinvestment Plan will also serve as an instruction to the agent of that plan to vote the shares held for the account of the participant in the same way as the shares represented by such proxy are voted. If a shareholder's proxy is not received, the shares held for his or her account in the Dividend Reinvestment Plan will not be voted.

If a shareholder is a participant in the Corporation's Employee Savings and Thrift Plan, with a portion of his or her plan account invested in the plan's AMP Stock Fund on March 8, 1996, the Proxy

                                1
card received by the shareholder will cover his or her pro rata portion of the AMP Stock Fund's shares. The Proxy card must be returned or the shares will be voted by the plan's Trustee in its sole and absolute discretion. If a shareholder is a participant in the MERIT Plan of Benefits of M/A-COM, Inc., with a portion of his or her plan account invested in the plan's fund containing AMP
Common Stock on March 8, 1996, the Proxy card received by the shareholder will cover his or her pro-rata portion of the AMP Stock Fund's shares. The Proxy card must be returned or the shares will be voted by the plan's Trustee in the proportion established by the directions received by the Trustee from all other participants in this plan. If a shareholder is a participant in the M/A-COM, Inc. Employee Stock Ownership Plan on March 8, 1996, the Proxy card received by the shareholder will cover his or her pro-rata portion of the Trust Fund's shares. The Proxy card must be returned or the shares will be voted by the plan's Trustees in the proportion established by the directions received by the Trustees from all other participants in this plan.

ITEM 1:

			       ELECTION OF DIRECTORS

     A Board of Directors, twelve in number, is to be elected at the meeting to serve until the next Annual Meeting of Shareholders and until their respective successors are elected and qualified. Unless otherwise instructed by the shareholder, it is the intention of the persons named in the proxy ("Proxy Committee") to vote such proxy for the election of the persons named in the following list, each of whom is now a member of the Board of Directors. Jerome J. Meyer was elected a director of the Corporation at the January 23, 1996 meeting of the Board of Directors.

     The following information is supplied as to each person nominated for election as a director.


Nominee, Age and
Year First                      Principal Occupation and
Elected Director                  Business Experience
----------------                ------------------------
              Retired Chairman of the Board and Chief Executive Officer of
              Air Products and Chemicals, Inc., Allentown, Pennsylvania, a
              supplier of industrial gases, chemicals, and related
              equipment and technology. Mr. Baker has served as a director
[portrait     of Air Products and Chemicals, Inc. for more than the past
photograph    five years and he is a former chief executive officer of that
of Dexter     cmpany, having served in that capacity for more than five
F. Baker]     years.  He also serves as a director of Eastman Chemical.
Dexter F. Baker
   Age 68
   1990<F3><F4>



[portrait     President of Harbor Point Associates, Inc., New York, New
photograph    York, a private investment and consulting firm.  Mr. DeNunzio
of Ralph      also serves as a director of Harris Corporation, Federal
D. DeNunzio]  Express Corporation, and NIKE, Inc.
Ralph D. DeNunzio
    Age 64
    1977<F3><F4>

                                       2


Nominee, Age and
Year First                      Principal Occupation and
Elected Director                  Business Experience
----------------                ------------------------

              President and Chief Executive Officer of Barbara Franklin
              Enterprises, Washington, D.C., a private consulting and
              investment firm.  Ms. Franklin is an internationally recognized businesswoman and public servant, having served as the U.S.
              Secretary of Commerce in the Bush Administration. In addition, she has been a director of the American Institute of Certified
[portrait     Public Accountants, chaired AICPA's audit committee, and
photograph    received the John J. McCloy Award from the Public Oversight
of Barbara    Board for excellence in auditing.  She also serves as a director
H. Franklin]  of Aetna Life & Casualty, The Dow Chemical Company and
              MedImmune, Inc.
Barbara Hackman Franklin
    Age 56
    1993<F2>


              Chairman of the Board of Hixon Properties Incorporated, San
              Antonio, Texas, maintaining real estate holdings and other
[reference    investments.  Mr. Hixon has served as a director of Hixon
Appendix]     Properties Incorporated for more than the past five years.
Joseph M. Hixon III
    Age 57
    1988<F2><F4>


[portrait     Chief Executive Officer and President of the Corporation.
photograph    Mr. Hudson has served as an officer of the Corporation for more
of William    than the past five years.  He also serves as a director of
J. Hudson,    Carpenter Technology Corporation and The Goodyear Tire &
Jr.]          Rubber Company.
William J. Hudson, Jr.
    Age 61
    1992<F1>


              Chairman of the Board of Directors of the Corporation.
[portrait     Mr. Marley has served as an officer of the Corporation for more
photograph    than the past five years.  He also serves as a director of
of James      Armstrong World Industries, Inc., Dauphin Deposit Corporation
E. Marley]    and Harsco Corporation.
James E. Marley
    Age 60
    1986<F1>

                                       3


Nominee, Age and
Year First                      Principal Occupation and
Elected Director                  Business Experience
----------------                ------------------------

[portrait     Retired Chairman of the Board of Directors and Chief Executive
photograph    Officer of the Corporation.  Mr. McInnes served as an officer
of Harold     of the Corporation for more than five years.  He also serves
A. McInnes]   as a director of PPG Industries, Inc.
Harold A. McInnes
    Age 68
    1981<F1><F4>


              Chairman of the Board and Chief Executive Officer of Tektronix,
              Inc., Beaverton, Oregon, an electronic equipment manufacturer.
[portrait     Mr. Meyer has served as Chairman of the Board and Chief
photograph    Executive Officer and as a director of Tektronix for more than of Jerome J.  the past five years.  He also serves as a director of Esterline
Meyer]        Technologies Corporation and Portland General Corporation.
Jerome J. Meyer
    Age 58
    1996<2>


              President of Evergreen Ventures, Ltd., Cleveland, Ohio, a
              family-owned investment company, since August 1995.  Mr. Morley is the retired President, Chief Executive Officer and director
[portrait     of Reliance Electric Company, Cleveland, Ohio, a manufacturer
photograph    of electrical, mechanical power transmission, and telecom-
of John C.    munications equipment and systems, having served in that
Morley]       capacity for more than five years.  He also serves as a
              director of KeyCorp, Ferro Corporation, and Cleveland-Cliffs,
              Inc.
John C. Morley
    Age 64
    1991<F3>


[portrait     Retired Chairman of the Board of Directors and Chief Executive
photograph    Officer of the Corporation.  Mr. Raab served as an officer of
of Walter     the Corporation for more than five years.  He also serves as a
F. Raab]      director of Dauphin Deposit Corporation and Harris Corporation.
Walter F. Raab
    Age 71
  1975<F1><F4>
                                       4

Nominee, Age and
Year First                      Principal Occupation and
Elected Director                  Business Experience
----------------                ------------------------

              Retired President and Chief Executive Officer of Parker Hannifin
              Corporation, Cleveland, Ohio, an international manufacturer of hydraulic, pneumatic and electromechanical components.
              Mr. Schloemer has served as a director of Parker Hannifin
[portrait     Corporation for more than the past five years and he is a former
photograph    president and chief executive officer of that company, having
of Paul G.    served in that capacity for more than five years.  He also
Schloemer]    serves as a director of Esterline Technologies Corporation and
              Rubbermaid Inc.
Paul G. Schloemer
    Age 67
   1991<F3>


              Chairman of the Advisory Council of IBM Japan, Ltd., a
              manufacturer of computer systems located in Japan.  Mr. Shiina served as a board member of IBM Japan, Ltd. from 1962 until his
[portrait     retirement as chief executive officer in 1992, having served in
photograph    the capacity as CEO for more than five years.  He also serves
of Takeo      as a director of Air Products and Chemicals, Inc. and HOYA Corp.
Shiina]       and as a member of the European Advisory Board of Bankers Trust
              Company.
Takeo Shiina
    Age 66
    1995<F2>
_________

<F1> Member of the Executive Committee of the Board.
<F2> Member of the Audit Committee of the Board.
<F3> Member of the Compensation and Management Development Committee of
     the Board.
<F4> Member of the Nominating and Governance Committee of the Board.

SECURITY OWNERSHIP OF DIRECTORS
     The Corporation's Corporate Governance guidelines encourage each member of the Board of Directors to hold the Corporation's Common Stock in an amount having a market value of at least two times the annual retainer fee. The following table identifies the total Common Stock ownership for each Nominee for director as of March 8, 1996.

                    Amount of Beneficial          Amount of Phantom     Total Beneficial
                       Ownership                      Ownership       and Phantom Ownership
 Name of Owner      (shares) <F1><F2>               (shares) <F3>           (shares)
------------------  --------------------          ------------------  ---------------------
Dexter F. Baker . . . . .    4,000 <F5>                 2,683                  6,683

Ralph D. DeNunzio . . . .    4,000 <F6>                 3,018                  7,018

Barbara H. Franklin . . .    1,291 <F7>                 1,207                  2,498

Joseph M. Hixon III . . .1,572,645 <F8>                 5,294              1,577,939

William J. Hudson, Jr.. .   51,426 <F14><F15>          21,491<F4>             72,917

James E. Marley . . . . .   52,762 <F9><F14><F15>      19,304<F4>             72,066

Harold A. McInnes . . . .   50,371 <F15>                    0                 50,371

Jerome J. Meyer . . . . .        0 <F16>                  351                    351

John C. Morley  . . . . .    3,400 <F10>                3,621                  7,021

Walter F. Raab  . . . . .   60,983 <F11>                    0                 60,983

Paul G. Schloemer . . . .    3,400 <F12>                    0                  3,400

Takeo Shiina  . . . . . .    2,116 <F13>                1,052                  3,168

------------
<F1> Each Director owns less than 1% of the Corporation's outstanding
     Common Stock.

                                       5

<F2> Unless otherwise indicated, each Nominee for director possesses sole voting and dispositive power (beneficial ownership) with respect to the shares set forth opposite his or her name. Numbers shown in this column include options the director has the right to exercise as beneficial owner within 60 days after March 8, 1996.
<F3> Numbers shown in this column include Phantom shares: (i) credited to outside directors under the Outside Directors Deferred Stock
     Accumulation Plan, as described on page 8-9 of this Proxy Statement;
     and (ii) credited to outside and non-employee directors for compensation deferred at the election of the director, as described on page 8 of this Proxy Statement.
<F4> Designated executive officers of the Corporation may defer up to a specific percentage of their base salary and all officers are entitled to defer receipt of all or a portion of their annual cash bonus.
     Deferred compensation may be allocated to a phantom AMP Common Stock account of the Corporation's Deferred Compensation Plan, as described in footnote 9 to the Summary Compensation Table on pages 12-13 of this Proxy Statement. This number also includes phantom shares of Common
     Stock credited to the designated executive officer in an amount equal to the dividend earned on Performance Restricted Shares, as described in footnote 2 to the Summary Compensation Table on page 11 and footnote
     3 to the Security Ownership of Executive Officers Table on page 19 of this Proxy Statement.
<F5> Mr. Baker holds 2,000 of these shares of the Corporation's Common Stock in a charitable foundation in which he shares voting and dispositive powers. In addition to the options included in the number shown, he holds 2,000 options granted under the Corporation's Stock Option Plan for Outside Directors which are not exercisable until on or after July 1, 1996.
<F6> Mr. DeNunzio also holds 2,000 options granted under the Corporation's
     Stock Option Plan for Outside Directors which are not exercisable until on or after July 1, 1996.
<F7> Ms. Franklin also holds 2,000 options granted under the Corporation's
     Stock Option Plan for Outside Directors which are not exercisable until on or after July 1, 1996.
<F8> In addition, Mr. Hixon has a 2% residual beneficial interest but no voting or dispositive powers in a trust that holds 7,392 shares of Common Stock of the Corporation. He also holds 2,000 options granted under the Corporation's Stock Option Plan for Outside Directors which are not exercisable until on or after July 1, 1996.
<F9> In addition, 202 shares of Common Stock of the Corporation are owned by a member of the immediate family of the Nominee; Mr. Marley disclaims beneficial ownership of such stock. Additionally, 475 shares of Common Stock of the Corporation are owned by a member of the immediate family of Mr. Marley in a custodial account over which the Nominee has voting and dispositive powers; Mr. Marley disclaims beneficial ownership of such stock.
<F10>Mr. Morley also holds 2,000 options granted under the Corporation's
     Stock Option Plan for Outside Directors which are not exercisable until on or after July 1, 1996.
<F11>In addition, 10,000 shares of Common Stock of the Corporation are owned by a member of the immediate family of the Nominee; Mr. Raab disclaims beneficial ownership of such stock.
<F12>Mr. Schloemer holds 800 of these shares of Common Stock of the
     Corporation in a family trust of which he is co-trustee with his wife and shares voting and dispositive powers. In addition, he holds
     2,000 options granted under the Corporation's Stock Option Plan for Outside Directors which are not exercisable until on or after July 1, 1996.
<F13>Mr. Shiina also holds 2,000 options granted under the Corporation's
     Stock Option Plan for Outside Directors which are not exercisable until on or after July 1, 1996.
<F14>A portion of the shares reported for Messrs. Hudson and Marley are
     Performance Restricted Shares granted under the Corporation's 1993
     Long-Term Equity Incentive Plan. Further, a portion of the shares reported for Messrs. Hudson and Marley are held in the Corporation's
     Employee Savings and Thrift Plan. Through further contributions to this plan, each may acquire an undeterminable number of additional shares within 60 days after March 8, 1996.
<F15>Under the Corporation's former Bonus Plan (Stock Plus Cash), at
     December 31, 1995 Messrs. Hudson, Marley and McInnes also had 32,200,
     10,666, and 13,333 Stock Bonus Units, respectively.  Under the current
     1993 Long-Term Equity Incentive Plan, Mr. Hudson has 286,000

                                       6

     Stock Options and Mr. Marley has 212,000 Stock Options, none of which are exercisable within 60 days after March 8, 1996.
<F16>Mr. Meyer holds 2,000 options granted under the Corporation's Stock
     Option Plan for Outside Directors which are not exerciseable until on or after January 23, 1997.

     Although the Board of Directors does not contemplate that any of the Nominees for director will be unable to serve, in the event a vacancy in the original slate of nominees is occasioned by death or other unexpected occurrence, (a) shares of stock represented by the proxies shall be voted for the election of such other nominee as may be designated by the Board of Directors, or (b) prior to the meeting, the Board of Directors will amend the Corporation's Bylaws in order to eliminate that office of director for which such nominee is unable to accept election, or (c) in the event that neither (a) nor (b) occurs, the Proxy Committee shall nominate other persons in their discretion and vote the proxies for the election of such persons as directors.


		   THE BOARD OF DIRECTORS

COMPENSATION

     A director who is not an employee of the Corporation is paid $26,000 per year for services as a director and also $1,000 for each day in attendance at a meeting of the Board. Additionally, a director is paid $1,000 for attendance at each meeting of any committee of the Board on which he or she serves. Effective January 1, 1996, the chairperson of any such committee is also paid an annual retainer of $2,500. An outside or non-employee director may also be paid $1,000 per day for special services or assignments requested by either the Chairman of the Board or the CEO and President of the Corporation. A director who is also an employee of the Corporation does not receive any director or committee fees. During 1995 the Board of Directors held eight meetings.

In 1995 total compensation earned by the directors was as follows:

                                  Total Director
       	Director<F1>               Compensation
	    -------------------          --------------
            Dexter F. Baker...........  $ 46,750 <F2>
            Ralph D. DeNunzio.........    45,250
            Barbara H. Franklin.......    45,250
            Joseph M. Hixon III.......    44,000 <F2>
            William J. Hudson, Jr.....         0 <F3>
            James E. Marley...........         0 <F3>
            Harold A. McInnes.........   139,000 <F4>
            John C. Morley............    42,000 <F2>
            Walter F. Raab............    40,000
            Paul G. Schloemer.........    41,000
            Takeo Shiina..............    30,000 <F2>
------------

<F1> Mr. Meyer became a member of the Board on January 23, 1996, therefore he received no director compensation during 1995.
<F2> This compensation includes amounts with respect to which the Director elected to defer receipt under the terms of the Corporation's deferred compensation plan for outside and non-employee directors, described below.
<F3> Messrs. Hudson and Marley were employees as well as directors of the
     Corporation, therefore they did not receive any separate director or committee fees.
<F4> This compensation includes consulting fees paid to Mr. McInnes, a former Chairman of the Board and Chief Executive Officer of the Corporation, under a consulting agreement with the Corporation.
     Under the agreement Mr. McInnes is paid a monthly fee of $8,333 for services other than in his capacity as a director. The consulting agreement will expire on December 31, 1997.

                                       7

     Outside and non-employee directors are permitted to defer receipt of all or a portion of the annual retainer and the meeting fees. The period of the deferral is within the discretion of each director, provided however that payment must be made or commenced no later than the earliest of the death of the director, a change in control and termination of the director's services, or the year following the year in which he or she reaches the age of 72. Deferred compensation may be allocated to either or both of the following investment options: i) an interest-bearing account with interest credited monthly based on 120% of the Long Term Applicable Federal Rate as published by the Internal Revenue Service and adjusted quarterly; and ii) a phantom AMP Common Stock account in which phantom dividends are reinvested in further phantom stock units. Allocations or changes in allocations can be made annually and apply prospectively to compensation earned in future years. Payments of deferred director compensation can be made in a lump sum or in up to ten annual installments.

     The Stock Option Plan for Outside Directors provides that the outside directors shall receive a grant of 2,000 stock options in the Corporation's Common Stock when they are first elected to the Board and in each July thereafter. Up to a maximum of 10 awards may be made to any one director and up to 300,000 shares may be awarded to all outside directors in the aggregate during the 10-year term of the plan. These options vest after 1 year and remain exercisable for 9 years.

BENEFIT PLANS

     The Corporation provides benefits to the directors, the amount of which varies dependent upon whether the director is presently, or was ever employed by the Corporation. The Corporation provides Director and Officer Liability and Indemnification insurance coverage for all directors. Directors who are not presently and have never been employed by the Corporation (an "outside director"), are provided a life insurance policy. Travel accident insurance coverage is provided to directors who are not currently employed by the Corporation.

     All directors are eligible to participate in the Corporation's Employee Gift Matching Program. Under this program, the Corporation will match qualifying charitable contributions made by directors to accredited public and private schools, colleges, universities and graduate schools in the United States. The maximum individual gift to a single institution during a calendar year that will be matched is $5,000.

RETIREMENT

     Currently there are two plans that provide retirement-oriented deferred compensation for outside directors (as defined above), conditioned upon 5 years of service as a member of the Board. Outside directors elected to the Board on or after January 1, 1996 generally receive "retirement" compensation under the Outside Director Deferred Stock Accumulation Plan ("Accumulation Plan"). Outside directors who joined the Board prior to January 1, 1996 were provided a one-time election to continue participation in the retirement plan in place prior to adoption of the Accumulation Plan, or convert to the Accumulation Plan.

     Under the Accumulation Plan, each outside director will receive 300 shares of phantom AMP Common Stock when first elected to the Board, and on the first day of each of the nine subsequent calendar years of Board service.
The phantom share awards are credited to a deferred phantom stock account and have no voting rights. On each dividend payment date, phantom dividends corresponding to the number of accumulated phantom shares are credited to the phantom stock account and deemed to be invested in additional phantom shares.

     An outside director's deferred phantom stock account vests upon the earlier of the date the director has at least 5 years of service on the Board, the date of the director's death while serving on the Board, or the date of the director's 72nd birthday. If the director terminates Board service with

                                       8

less than 5 years of service (other than on account of death or attainment of age 72), the account is forfeited. The vested balance in the deferred phantom stock account is paid to the outside director in cash upon termination of Board service.

     Under the retirement plan in effect prior to adoption of the Accumulation Plan, an outside director who has either reached the normal retirement date (the end of the calendar year in which the director reaches age 72) or retired early due to disability, and who has served a minimum of five years on the Board, is eligible for an annual retirement benefit. The annual retirement benefit is equal to a percentage of the outside director's annual base retainer at the time of retirement, with the actual percentage being based on the outside director's years of service.

     In the event of a "change of control", the annual retirement benefit to which an outside director would be entitled based on his or her years of service at the date service to the Board ceases for any reason shall be fully vested and payable immediately, without regard to the outside director's then attained age.

     A "change of control" as that term is used in this Proxy Statement, unless otherwise indicated, would generally be deemed to have occurred if
(a) any person or group acquires beneficial ownership of 30% or more of the Corporation's issued and outstanding shares of Common Stock, or (b) there occurs a change in the Board such that the directors constituting the Board at a given point in time (the "Incumbent Board") and any subsequently elected directors who were recommended or approved by a majority of the Incumbent Board no longer constitute a majority of the Board, or (c) a reorganization, merger or consolidation of the Corporation is approved by the shareholders in which said shareholders will no longer own more than 50% of the Corporation's issued and outstanding shares of Common Stock, or (d) there occurs a liquidation or dissolution of the Corporation or the sale of all or substantially all of the assets of the Corporation.

COMMITTEES AND MEETINGS

     The Board of Directors has four standing committees: the Audit Committee, the Compensation and Management Development Committee, the Nominating and Governance Committee, and the Executive Committee.

     The Audit Committee of the Board of Directors consults with the Corporation's management regarding selection of the independent public accountant; concurs in the appointment or dismissal of the Director, Internal Audit; holds periodic meetings with the Corporation's internal and independent auditors and financial officers as appropriate to monitor control of the Corporation's financial resources and audit functions; reviews the arrangements and related fees for and the scope of the independent auditor's examination; considers the audit findings and management response; reviews the independent public accountant's non-audit fees; reviews significant accounting issues, regulatory changes and accounting or reporting developments and the impact of such on the Corporation's financial statements; reviews the status of special investigations; reviews the financial statements; oversees the quarterly reporting process; discusses with the Corporation's management, the Director, Internal Audit and in-house legal counsel significant issues relating to litigation or compliance with environmental or governmental regulations; reviews the Corporation's electronic data processing procedures and controls; and reviews the Corporate Code of Conduct and Conflict of Interest policies and receives reports of disclosures of any deviations from these policies. During 1995 the Audit Committee held five meetings.

     The Compensation and Management Development Committee of the Board of Directors makes recommendations to the Board regarding successors to and the salaries of the Chairman of the Board and the Chief Executive Officer and President; conducts annual performance reviews of the Chairman of the Board and the Chief Executive Officer and President; reviews the salary budget for the executive

                                       9

officers as a group and salary recommendations made by the Chief Executive Officer and President for the named executive officers; makes Recommendations to the Board regarding changes to the Corporation's incentive compensation plans, executive-only benefit plans and tax-qualified pension and thrift plans; and reviews participation in, establishes certain targets for and acts on awards under the Corporation's incentive compensation plans for management and key employees. During 1995 the Compensation and Management Development Committee held four meetings.

     The Nominating and Governance Committee of the Board of Directors establishes the criteria for selecting candidates for nomination to the Board; actively seeks candidates who meet those criteria, are highly qualified and have diverse backgrounds, including qualified female and minority candidates; makes recommendations to the Board of nominees to fill vacancies on, or as additions to, the Board; makes recommendations to the Board on changes in the size, composition and structure of the Board; makes recommendations to the Board on compensation and benefit programs for the Board; as appropriate, reviews the performance of the directors and reports its findings to the Chairman of the Board and, in its discretion, to the Board itself; and considers matters relating to corporate governance and makes decisions concerning those matters that should be recommended for action by the Board in executive session. The Nominating and Governance Committee will consider nominees for election to the Board that are recommended by shareholders provided that a complete description of the nominees' qualifications, experience and background, together with a statement signed by each nominee in which he or she consents to act as such, accompany the recommendations. Such recommendations should be submitted in writing to the attention of the Chairman of the Board of the Corporation, and should not include self-nominations. During 1995 the Nominating and Governance Committee held three meetings.

     The Executive Committee of the Board of Directors has been delegated the authority to act on behalf of the Board with respect to any matter within the ordinary course of the business of the Corporation. The Committee typically acts on proposed capital expenditures and financial transactions that require immediate Board action at times that are not near to the regularly scheduled Board meetings. Certain matters, including those that under the Pennsylvania Business Corporation Law cannot be delegated by the Board, are specifically excluded from the authority of the Executive Committee. All actions taken by the Committee are reported at the next meeting of the Board for concurrence by the full Board. During 1995 the Executive Committee took action on five transactions either in a meeting of the Committee or by written consent in lieu of a meeting.

ATTENDANCE

     During 1995, due to a temporary health problem and governmental obligations, Mr. Shiina attended less than 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings of the committee on which he served, the Audit Committee. Mr. Shiina fully recovered from his illness and anticipates no similar impediments to attending Board and Committee meetings during 1996.

                                       10

                                            EXECUTIVE COMPENSATION

         					                          SUMMARY COMPENSATION TABLE

                                                   Annual Compensation            Long-Term Compensation
                                                -------------------------  ------------------------------------
                                                                                      Awards <F11>
                                                                           ------------------------------------
                                                            Other Annual    Restricted    Securities Underlying   All Other
  Name and principal                  Salary        Bonus    Compensation    Stock Awards      Options/SARs       Compensation
      position              Year       ($)           ($)         ($)             (#)               (#)                ($)
-----------------------  ---------  ----------     ---------  --------------  ------------   -------------------  -------------
        (a)                 (b)      (c)<F9>       (d)<F9>       (e)<F1>       (f)<F2>             (g)<F3>             (h)
-----------------------  ---------  ----------     ---------  --------------  ------------   -------------------  -------------
William J. Hudson, Jr.      1995      700,000       437,000       17,947       25,000             60,000            173,380<F4>
 Chief Executive Officer    1994      600,000       422,400       12,831         -               114,000             73,400
 and President, and a       1993      533,333       196,747        8,350         -               112,000            105,196
 Director

James E. Marley             1995      560,000       291,000       40,707       20,000            45,000              83,840<F5>
 Chairman of the            1994      500,000       311,000       53,746         -               83,000              52,350
 Board                      1993      475,000       162,023       26,372         -               84,000              54,146

Robert Ripp                 1995      325,008       137,933       13,560        9,100            16,700              61,001<F6>
 Vice President and Chief   1994      123,128<F10>  150,000        8,042       24,000            40,000                0
 Financial Officer

Dennis Horowitz             1995      350,000       142,982       95,380        9,100            16,700              52,400<F7>
 Vice President             1994      107,468<F11>  247,060<F12>  85,763       24,000            50,000                0

Javad K. Hassan             1995      300,000       125,702       16,295        9,100            16,700              41,400<F8>
 Vice President             1994      271,667        85,195        6,617          -              26,200              20,800
                            1993      228,750        56,433        7,155          -              34,000              22,438

 ------------

<F1> Unless otherwise indicated, no executive officer named in the Summary
     Compensation Table received personal benefits or perquisites in excess of the lesser of $50,000 or 10% of his total compensation reported in columns(c) and(d).

     Reported in this column is annual compensation related to: (i) the Cash Bonus paid under the Corporation's former Bonus Plan (Stock Plus Cash) to cover Federal income taxes as described in footnote (1) to the "Aggregated Option/SAR Exercises in 1995 and FY-End Option/SAR Values" table, pages 14-15, and fractional shares of the Bonus Plan Stock Bonus; and (ii) reimbursement of relocation expenses and payments of estimated income taxes relating to reimbursement of relocation expenses to Messrs. Ripp and Horowitz in 1994 and 1995.
<F2> During 1995, 97,100 shares of restricted stock were granted by the
     Corporation, resulting in a total of 142,096 shares of restricted stock held at December 31, 1995. These shares had an aggregate value of $5,435,172 based upon a $38.25 per share closing price of the Corporation's Common Stock as reported on the New York Stock Exchange Composite Tape on December 29, 1995, and dividends are paid on these shares to the same extent as any other shares of the Corporation's
     Common Stock. These Performance Restricted Shares vest in 3 years based on achievement of minimum average annual return on equity and average annual earnings growth objectives for the Corporation. The restricted stock awards to Messrs. Ripp and Horowitz in 1994 were made in connection with commencing employment and vest upon the lapse of a period of continued employment.
<F3> Includes awards made pursuant to the Corporation's 1993 Long-Term
     Equity Incentive Plan and include options, SARs and awards to Messrs. Ripp and Horowitz in connection with commencing employment in 1994. The Long-Term Equity Incentive Plan is described in footnote
     (1) to the "Option/SAR Grants in 1995" table on pages 13-14 of this Proxy Statement.
<F4> Includes $3,600 as the company-matching contribution under the Employee
     Savings and Thrift Plan; $13,200 as the company-matching contribution under the Deferred Compensation Plan;

                                       11

     and $156,580 as the total premium paid by the Corporation in 1995 under a split-dollar insurance plan, including both the portion of the premium that is attributable to term life insurance coverage for Mr. Hudson and the full dollar value of the remainder of the premium. The split-dollar insurance plan provides life insurance coverage for Mr. Hudson equal to twice his base salary (in lieu of the coverage available under the Corporation's group-term life insurance plan), and a substantial portion of the value of the advances made to pay the premium as shown in this table will be repaid to the Corporation from policy proceeds.
<F5> Includes $3,600 as the company-matching contribution under the Employee
     Savings and Thrift Plan; $9,840 as the company-matching contribution under the Deferred Compensation Plan; $4,800 as total director fees paid to Mr. Marley in 1995 by two wholly-owned subsidiaries of the Corporation; and $65,600 as the total premium paid by the Corporation in 1995 under a split-dollar insurance plan, including both the portion of the premium that is attributable to term life insurance coverage for Mr. Marley and the full dollar value of the remainder of the premium. The split-dollar insurance plan provides life insurance coverage for Mr. Marley equal to twice his base salary (in lieu of the coverage available under the Corporation's group-term life insurance plan), and a substantial portion of the value of the advances made to pay the premium as shown in this table will be repaid to the Corporation from policy proceeds.
<F6> Includes $1,200 as the company-matching contribution under the Employee
     Savings and Thrift Plan; $6,600 as the company-matching contribution under the Deferred Compensation Plan; and $53,201 as the total premium paid by the Corporation in 1995 under a split-dollar insurance plan, including both the portion of the premium that is attributable to term life insurance coverage for Mr. Ripp and the full dollar value of the remainder of the premium. The split-dollar insurance plan provides life insurance coverage for Mr. Ripp equal to at least twice his base salary (in lieu of the coverage available under the Corporation's group-term life insurance plan), and a substantial portion of the value of the advances made to pay the premium as shown in this table will be repaid to the Corporation from policy proceeds.
<F7> Includes $900 as the company-matching contribution under the Employee
     Savings and Thrift Plan; $7,500 as the company-matching contribution under the Deferred Compensation Plan; and $44,000 as the total premium paid by the Corporation in 1995 under a split-dollar insurance plan, including both the portion of the premium that is attributable to term life insurance coverage for Mr. Horowitz and the full dollar value of the remainder of the premium. The split-dollar insurance plan provides life insurance coverage for Mr. Horowitz equal to at least twice his base salary (in lieu of the coverage available under the Corporation's group-term life insurance plan), and a substantial portion of the value of the advances made to pay the premium as shown in this table will be repaid to the Corporation from policy proceeds.
<F8> Includes $3,600 as the company-matching contribution under the Employee
     Savings and Thrift Plan; $3,600 as the company-matching contribution under the Deferred Compensation Plan; and $34,200 as the total premium paid by the Corporation in 1995 under a split-dollar insurance plan, including both the portion of the premium that is attributable to term life insurance coverage for Mr. Hassan and the full dollar value of the remainder of the premium. The split-dollar insurance plan provides life insurance coverage for Mr. Hassan equal to at least twice his base salary (in lieu of the coverage available under the Corporation's group-term life insurance plan), and a substantial portion of the value of the advances made to pay the premium as shown in this table will be repaid to the Corporation from policy proceeds.
<F9> Under the Deferred Compensation Plan, designated executive officers are permitted to defer receipt of up to a specified percentage of their annual base salary and all officers of the Corporation are entitled to defer receipt of all or a portion of their annual cash bonus. The period of deferral is within the discretion of the executive, but is generally until the year following termination of employment. During the period of deferral, the deferred compensation may be allocated or reallocated by the executive between and among the following investment options: i) an interest-bearing account with interest credited monthly based on 120% of the Mid-Term Applicable Federal Rate as published by the Internal Revenue Service, adjusted monthly and

                                       12

     ii) a phantom AMP Common Stock Account in which the phantom dividends are reinvested in the phantom stock units. Payments of the deferred compensation can be made at the executive's election in either a lump sum or up to ten annual installments. Amounts of salary or bonus attributable to 1995, the receipt of which has been deferred under this plan, are nevertheless included in columns (c) and (d), as appropriate, of the Summary Compensation Table.
<F10>Mr. Ripp's employment with the Corporation commenced on August 15, 1994.
<F11>Mr. Horowitz's employment with the Corporation commenced on September
     12, 1994.
<F12>Includes amounts awarded based on performance and payment of $75,000 as a signing bonus.

Option/SAR Grants in 1995

												     Potential Realizable Value at
                                                                                                        Assumed Annual Rates of
                                                                                                     Stock Price Appreciation for
                                                          Individual Grants                              Option Term<F3>
                                    --------------------------------------------------------------  ------------------------------
                                    Number of
                                    Securities     % of Total
                                    Underlying    Options/SARs  Exercise                  Market
                                    Options/SARs   Granted to    or Base                 Price at
                                    Granted<F1>   Employees in    Price    Expiration     Grant       0%       5%        10%
        Name               Date         (#)           1995      ($/share)   Date<F2>    ($/share)    ($)      ($)        ($)
-----------------------  ---------  ------------  ------------  ---------- -----------  ----------  -----  ----------  ----------
William J. Hudson, Jr. .. 7/25/95       60,000        6.08        42.875    7/25/05       42.875    0       1,617,831   4,099,902
 Chief Executive
 Officer and President,
 and a Director

James E. Marley.......... 7/25/95       45,000        4.56        42.875    7/25/05       42.875    0       1,213,374   3,074,927
 Chairman of the Board

Robert Ripp.............. 7/25/95       16,700        1.69        42.875    7/25/05       42.875    0         450,296   1,141,140
 Vice President and
 Chief Financial Officer

Dennis Horowitz.......... 7/25/95       16,700        1.69        42.875    7/25/05       42.875    0         450,296   1,141,140
 Vice President

Javad K. Hassan.........  7/25/95       16,700        1.69        42.875    7/25/05       42.875    0         450,296   1,141,140
 Vice President
---------------

<F1> The Corporation's 1993 Long-Term Equity Incentive Plan ("1993 Plan")
     became effective on July 1, 1993 and is a long-term incentive compensation program that is based on stock price appreciation in the form of stock options (either incentive or non-qualified stock options) and infrequently, in the discretion of the Corporation, in the form of freestanding SARs payable in the Corporation's Common Stock or from time to time, in the Corporation's sole discretion, in cash. The 1993 Plan also provides for the award of performance-based restricted stock ("Performance Restricted Shares"). The 1993 Plan is administered by the Compensation and Management Development Committee of the Corporation's Board of Directors ("Committee"). Under the 1993
     Plan, each employee designated by the Committee to participate is credited with stock options having an option price per share of Common Stock that is not less than 100% of the closing price of the Common Stock on the New York Stock Exchange Composite Tape on the award date, and/or stock bonus units (SARs) having a designated value per unit of not less than 95% of the average closing price of the Common Stock on the New York Stock Exchange Composite Tape for the 10 trading days immediately prior to the award date. No SAR awards were made under the 1993 Plan in 1995. Awards of stock options that were made to the named executive officers in 1995 are shown in column (g) of the Summary Compensation Table, on page 11 of this Proxy Statement.

     With respect to stock options, all options granted in 1995 to the named executive officers will vest 3 years from the date of award and will expire 7 years after such vesting. They have an exercise price equal to 100% of the closing price of the Common Stock on the New York Stock Exchange on the award date.

                                       13

     When SAR awards are made, bonus computations with respect to the stock bonus units are made on the 4th through 6th anniversaries of the award date for one-third of each participant's bonus units and are based on the increase in the market price of the Common Stock over the designated value, as established on the award date. The bonus typically paid in stock ("Stock Bonus") is the number of shares of Common Stock having an aggregate market value on the computation date equivalent to the one-third of the participant's bonus units multiplied by the increase in market price described above. A cash bonus ("Supplemental Cash
     Bonus") is also paid under the 1993 Plan in conjunction with Stock Bonuses. The Supplemental Cash Bonus is paid at the same time that payment of the Stock Bonus is made and is a percentage of the value of the Stock Bonus that is designated at the time of award and is no greater than that calculated to provide a payout sufficient to pay the anticipated United States federal income tax at a maximum rate for the highest taxable bracket with respect to the aggregate of the Stock Bonus and the Supplemental Cash Bonus. Supplemental Cash Bonus awards are not included in this table when stock bonus unit (SAR) awards are made in the reported year and disclosed in this table.
<F2> The expiration date for stock options under the 1993 Plan is the date determined by the Committee at the time of the award of such options.
     When SARs are granted in the reported year and disclosed in this table, the 6th anniversary date is designated as the "expiration date" because computations of the Stock Bonus are made on the 4th through 6th anniversaries of the award date for one-third of each participant's bonus units granted in the award.
<F3> In 1995 the named executive officers received awards under the 1993 Plan entirely in either stock options or Performance Restricted Shares awards, and therefore assumed values contained in this table relate only to the options. These values are based on assumed appreciation rates set by the Securities and Exchange Commission and are not intended to forecast possible future appreciation, if any, of the Corporation's stock price. The values are based on the difference between the exercise price and the exercise price as increased by the assumed annual appreciation rate over the 10-year term of the options, compounded annually, with said difference multiplied by the number of options granted as shown in the table.

Aggregated Option/SAR Exercises<F1> In 1995 and FY-End Option/SAR Values

                                                           Number of Securities Underlying       Value of Unexercised
                                                             Unexercised Options/SARs on       In-The-Money Options/SARs
                            Shares Acquired      Value         December 31, 1995 (#)            on December 31, 1995 ($)
                              on Exercise       Realized   ------------------------------  -----------------------------------
       Name                       (#)            ($)<F2>    Exercisable/Unexercisable<F3>    Exercisable/Unexercisable<F3><F4>
-------------------------   ----------------  -----------  ------------------------------  -----------------------------------
William J. Hudson, Jr. ........  1,004          35,830             0 / 318,200                       0 / 1,509,700
 Chief Executive Officer
 and President, and a
 Director

James E. Marley................  2,066          81,349             0 / 222,666                       0 / 1,035,345
 Chairman of the Board

Robert Ripp....................    0              0                0 /  56,700                       0 /   102,500
 Vice President and Chief
 Financial Officer

Dennis Horowitz................    0              0                0 /  66,700                       0 /   128,125
 Vice President

Javad K. Hassan................    813          32,520             0 /  81,166                       0 /   396,729
 Vice President

--------------

<F1> All exercises shown in this table relate to stock bonus units (SARs)
     granted under the Corporation's Bonus Plan (Stock Plus Cash) ("Bonus Plan"), which preceded the 1993 Plan. The Corporation first awarded stock options in 1993, under the 1993 Plan. Because these options

                                       14

     generally will not vest until 3 years after the date of award, no exercises occurred in 1995. Similarly, computations of Stock Bonuses under the 1993 Plan will not commence until the 4th anniversary of the award date and, since such awards under the 1993 Plan were first made in 1993, no computations (in other words, "exercises") were made in 1995.

     With respect to the stock bonus units granted under the Bonus Plan, the Bonus Plan was a long-term incentive compensation program that was based on stock price appreciation in the form of freestanding SARs payable in the Corporation's Common Stock or occasionally, in the discretion of the Corporation, in cash. Under the Bonus Plan, each employee designated by the Board of Directors to participate was credited with bonus units having a designated value per unit of not less than 95% of the closing price of the Common Stock on the New York Stock Exchange on the award date.

     Bonus computations are made on the 4th through 6th anniversaries of the award date for one-third of each participant's bonus units and are based on the greater of the increase in the market price of the Common Stock
     (a) over the designated value, as established on the award date, or (b) over an adjusted designated value. The adjusted designated value is 95% of an amount determined by discounting the market price of the Common Stock on the computation date by a percentage (not to exceed 7.5% per year) equal to one-half of the Corporation's compound average annual growth rate in earnings per share during the period between the award date and the computation date. The bonus typically paid in stock ("Bonus Plan Stock Bonus") is the number of shares of the Common Stock having an aggregate market value on the computation date equivalent to the amount computed as described above.

     A cash bonus ("Cash Bonus") is also paid under the Bonus Plan. For awards under the Bonus Plan that were made between January 27, 1988 and June 30, 1993, the Cash Bonus is an amount sufficient to pay the anticipated United States federal income tax with respect to both the Bonus Plan Stock Bonus and the Cash Bonus as determined at the time of the distribution of the bonuses, not to exceed an amount that is 50% of the value of the Bonus Plan Stock Bonus. The amounts of the Cash Bonus paid in 1995 based on distributions made in that year are included in column (e), "Other Annual Compensation", of the Summary Compensation Table on page 11 on this Proxy Statement.

     In view of the foregoing, "exercises" for purposes of this table are deemed to be the Bonus Plan Stock Bonus computations that are made on the 4th through 6th anniversaries of the award date for one-third of each participant's bonus units granted in an award under the Corporation's Bonus Plan.
<F2> "Value Realized" includes only the Bonus Plan Stock Bonus paid under the
     Bonus Plan based on stock price appreciation, and does not include the Cash Bonus as described in footnote (1) above.
<F3> The stock bonus units (SARs) awarded under the Bonus Plan and the stock bonus units (SARs) awarded under the 1993 Plan are not exercised by the participants, but are paid based on bonus computations made on the 4th through 6th anniversaries of the award date for one-third of each participant's bonus units.
<F4> These values relate only to the Bonus Plan Stock Bonus described in footnote (1) above and the Stock Options and Stock Bonus awarded under the 1993 Plan as described in footnote (1) of the table entitled "Option/SAR Grants in 1995" on pages 13-14 of this Proxy Statement. A Cash Bonus under the Bonus Plan and a Supplemental Cash Bonus under the 1993 Plan is also paid as previously described, but is not included in the values disclosed in this column. With respect to Bonus Plan Stock Bonuses, these values also have been calculated based on the designated values for the respective awards and without regard to adjusted designated values, as those terms are defined under the Bonus Plan and described in footnote (1) above.

                                       15

RETIREMENT BENEFITS

     The Corporation maintains a pension plan ("Pension Plan") for its employees that is designed and administered to qualify under Section 401(a) of the Internal Revenue Code of 1986, as amended ("Code"). The Pension Plan has been noncontributory since January 1, 1991. Prior to January 1, 1994 the Pension Plan was a career average defined benefit plan under which, for each year of covered service with the Corporation, an employee accrued a benefit equal to 1.67% of his or her current base earnings. The Pension Plan also included an alternative formula that updated pension benefits for prior service based on most-recent 3-year average base earnings rates. An employee received the greater of the benefit the employee had otherwise earned under the Pension Plan or the benefit calculated under the alternative formula based on most-recent average base earnings and years of credited service.

     Effective as of January 1, 1994 the Corporation amended the Pension Plan to provide benefits based on final average base earnings and total years of credited service at retirement. The final average base earnings is determined based on the average of the year-end annual earnings rates for the 3-consecutive year period that represents the employee's highest 3-year average during such employee's last 10 years of service. The benefit is calculated by adding (1) 1.0% of such final average base earnings, up to the then-current Social Security covered compensation level ($27,576 in 1996), multiplied by the employee's credited years of past service (not to exceed
35 years), (2) 1.5% of such final average base earnings in excess of the Social Security covered compensation level, multiplied by the employee's credited years of past service (not to exceed 35 years), and (3) 1.2% of such final average base earnings multiplied by the number of the employee's credited years of past service in excess of 35 years. Credited years of past service are counted back to age 21 and one year of service for participants who joined the Pension Plan when first eligible, otherwise back to the date of actual enrollment in the Pension Plan. Employees who were age 60 or older as of January 1, 1994 will receive the higher of the benefit under the prior career average defined benefit approach or the benefit under the new final average base earnings method.

     Earnings used to calculate benefits under the Pension Plan are restricted to (a) annual base salary, including amounts deferred under the Corporation's Employee Savings and Thrift Plan, amounts applied to the employee portion of the welfare benefit plan premiums pursuant to a salary reduction agreement, and amounts credited to health care and dependent care flexible spending accounts pursuant to a salary reduction agreement and (b), for individuals paid on a commission basis, annual base salary (as described above) plus commissions, but commissions are included only to the extent that the sum of the annual base salary and commissions does not exceed a designated amount. Normal Retirement Date under the Pension Plan is defined as age 65, but there is no actuarial reduction of a participant's pension for early retirement between the ages of 60 and 65.

     The Pension Plan also provides for a special pension benefit formula that would be used to recalculate benefits in the event of a change in control of the Corporation. The special formula, which the Corporation plans to review and modify from time to time as the funding status of the Pension Plan warrants, is intended to ensure that excess Pension Plan assets at the time of a change in control are used to provide increased retirement benefits for covered employees. The special formula is similar in design to the final average earnings formula described above under the amended Pension
Plan, with the 1%, 1.5% and 1.2% factors replaced by 1.25%, 1.75%, and 1.67%, respectively. For purposes of this provision of the Pension Plan, a "change in control" would be deemed to have occurred if (a) any person or group acquires beneficial ownership of 30% or more of the Corporation's issued and outstanding shares of Common Stock, or (b) there occurs a change in the Board such that the directors constituting the Board in the immediately preceding year ("Incumbent Board") and any subsequently elected directors who were recommended or approved by a majority of the Incumbent Board no longer constitute a majority of the Board.

                                       16

     In accordance with Code requirements, the Pension Plan limits the maximum amount of annual compensation that may be taken into account under the Pension Plan ($150,000 in 1994 through 1996) and the maximum annual employer-provided benefit that can be paid under the Pension Plan ($118,800 in 1994 and $120,000 in 1995 and 1996). The Corporation maintains a supplemental employee retirement program ("SERP") pursuant to which certain employees whose retirement benefits otherwise payable under the Pension Plan are limited by these Code restrictions will receive payment of a supplemental pension from non-Pension Plan sources. The total benefit payable under both the Pension Plan and the SERP is calculated without regard to the Code limitations applicable to the Pension Plan using the same pension formula(s) applicable under the Pension Plan and using a 3-consecutive year average of both base earnings and annual cash bonus (whether paid or deferred). The total benefit thus calculated, reduced by the restricted benefit actually payable from the Pension Plan, is the benefit payable from the SERP.

     The following table shows the combined annual retirement benefit payable to the Corporation's executive officers named in the Summary Compensation Table under both the Pension Plan and the SERP, as amended effective
January 1, 1994, upon normal retirement, based on the indicated amount of final average remuneration and number of credited years of service:

                                    PENSION PLAN TABLE <F3>

                                     Years of Service  <F2>
                    -----------------------------------------------------------
Remuneration<F1>        15        20        25        30       35        40
-----------------   --------- --------- --------- --------- --------- ---------
$  400,000.........  $ 87,930  $117,240  $146,550  $175,860  $205,170  $229,170

   450,000.........    99,180   132,240   165,300   198,360   231,420   258,420

   500,000.........   110,430   147,240   184,050   220,860   257,670   287,670

   550,000.........   121,680   162,240   202,800   243,360   283,920   316,920

   600,000.........   132,930   177,240   221,550   265,860   310,170   346,170

   650,000.........   144,180   192,240   240,300   288,360   336,420   375,420

   700,000.........   155,430   207,240   259,050   310,860   362,670   404,670

   750,000.........   166,680   222,240   277,800   333,360   388,920   433,920

   800,000.........   177,930   237,240   296,550   355,860   415,170   463,170

   850,000.........   189,180   252,240   315,300   378,360   441,420   492,420

   900,000.........   200,430   267,240   334,050   400,860   467,670   521,670

   950,000.........   211,680   282,240   352,800   423,360   493,920   550,920

 1,000,000.........   222,930   297,240   371,550   445,860   520,170   580,170

 1,050,000.........   234,180   312,240   390,300   468,360   546,420   609,420

 1,100,000.........   245,430   327,240   409,050   490,860   572,670   638,670

 1,150,000.........   256,680   342,240   427,800   513,360   598,920   667,920

 1,200,000.........   267,930   357,240   446,550   535,860   625,170   697,170

 1,250,000.........   279,180   372,240   465,300   558,360   651,420   726,420

 1,300,000.........   290,430   387,240   484,050   580,860   677,670   755,670

 1,350,000.........   301,680   402,240   502,800   603,360   703,920   784,920

 1,400,000.........   312,930   417,240   521,550   625,860   730,170   814,170
---------------

<F1> The compensation covered by the combination of the Pension Plan and SERP includes the employee's final average earnings, as determined by the average of the 3-consecutive year period that represents the employee's highest base earnings during such employee's last 10 years of service, together with the average of the employee's annual cash bonus payments also earned in such 3-consecutive year period. In the case of the named executive officers, the annual base earnings considered in such a determination includes the amount of salary and bonus shown in columns
     (c)  and (d) of the Summary Compensation Table, page 11.

                                       17

<F2> The current estimated credited years of service for the named executive officers are as follows:  W. J. Hudson, Jr. - 30 years; J. E. Marley -
     31.5 years; R. Ripp - 1.33 years; D. Horowitz - 1.25 years; and
     J. K. Hassan - 6.75 years. The estimated credited years of service for the named executive officers at the Normal Retirement Date are as follows: W. J. Hudson, Jr. - 33.42 years; J. E. Marley - 36.08 years;
     R. Ripp - 11.92 years; D. Horowitz - 30.58 years (adjusted for credited years and earned retirement benefit at previous employer); and J. K. Hassan - 16.58 years.
<F3> The retirement benefit shown in the Pension Plan Table is a straight life annuity amount and is not subject to any reduction for Social Security or other offset amounts. However, as required by law, the form of payment for married employees under the Pension Plan and SERP is a 50% joint and survivor annuity, which is typically less than the straight life annuity amount.

SECURITY OWNERSHIP OF EXECUTIVE OFFICERS

     In order to further align the interests of the Corporation's executives with increasing the long-term value of the Corporation, in January 1995 the Corporation implemented Stock Ownership Guidelines for Senior Management ("Stock Guidelines"). The Stock Guidelines apply to approximately 75 executives presently participating in the Stock Option or SAR segment of the 1993 Long-Term Equity Incentive Plan. Affected executives are encouraged to directly own a minimum number of shares of stock, expressed as a multiple of the executive's annualized base salary. The multiplier ranges from 4 times salary for the Chairman, CEO and President, to 1 time base salary for executives in less senior management positions. Executives are expected to comply with the Stock Guidelines within a 5-year period.

     The AMP equity security ownership as of March 8, 1996 by officers of the Corporation who were executive officers during 1995 is as follows:


                                             Amount and Nature                              Amount of        Total Beneficial
                   Name and Address       of Beneficial Ownership  Beneficial Ownership  Phantom Ownership  and Phantom Ownership
Title of Class    of Beneficial Owner             (shares)        as a Percent of Class    (shares)<F3>           (shares)
--------------  ------------------------  ----------------------- ---------------------  -----------------  ---------------------
Common Stock....William J. Hudson, Jr.              51,426<F1>      less than 1             21,491                72,917
                Harrisburg, Pennsylvania                  <F2>
                                                          <F4>

Common Stock....James E. Marley                     52,762<F2>      less than 1             19,304                72,066
                Harrisburg, Pennsylvania                  <F4>

Common Stock....Robert Ripp                         35,100<F4>      less than 1                158                35,258
                Harrisburg, Pennsylvania

Common Stock....Dennis Horowitz                     30,869<F4>      less than 1                158                31,027
                Harrisburg, Pennsylvania

Common Stock....Javad K. Hassan                     11,327<F1>      less than 1                158                11,485
                Harrisburg, Pennsylvania                  <F4>

Common Stock....all Executive Officers           1,956,806<F1><F2><F4>    .92               55,414             2,012,220
                (15 persons) and Directors
                as a Group
-----------------

<F1> Seven executive officers have the right to acquire an undeterminable number of shares under the Corporation's Bonus Plan (Stock Plus Cash) within 60 days after March 8, 1996.
<F2> A portion of the shares reported for 5 executive officers are held in the Corporation's Employee Savings and Thrift Plan. Through further contributions to this plan, each may acquire an undeterminable number of additional shares within 60 days after March 8, 1996.

                                       18

<F3> Numbers in this column include phantom shares credited to executive officers under a deferred compensation plan and/or in association with dividend reinvestment of Performance Restricted Shares issued to designated officers. Pursuant to the deferred compensation plan, designated executive officers may defer receipt of up to a specific percentage of their annual base salary and all officers of the Corporation may defer receipt of all or a portion of their annual cash bonus.
     Deferred compensation may be allocated to a phantom AMP Common Stock account, as described in footnote 9 to the Summary Compensation Table on pages 12-13 of this Proxy Statement.

     Dividends earned on Performance Restricted Shares are credited to the executive officer's account and are deemed to be invested in phantom shares of Common Stock. These phantom shares vest only when and to the extent the associated Performance Restricted Shares vest, as described in footnote 2 to the Summary Compensation Table on page 11 of this Proxy Statement.

<F4> In addition, a total of 10,887 shares are held by immediate family members of two directors and two executive officers; the directors and executive officers disclaim beneficial ownership. Additionally, a director has a 2% residual beneficial interest but no voting or dispositive powers in a trust that holds 7,392 shares of Common Stock of the Corporation. Seven directors also hold a total of 26,302 options and fifteen executive officers hold a total of 1,029,600 options and 94,467 Stock Bonus Units.

     PERFORMANCE GRAPH

          The graph shown on the following page depicts the cumulative total shareholder return (assuming a $100 investment and dividend reinvestment) during the 5-year period from 1990 - 1995 for the Common Stock of the Corporation compared to the cumulative total return during the same period for the Standard & Poor's 500 Stock Index, the peer group index contained in the Corporations 1995 Proxy Statement ("Prior Peer Group") and the peer group index to be included in this and future Proxy Statements ("New Peer Group"). The Prior Peer Group essentially consists of all companies included in the following Standard and Poor's industrial classifications: Electrical Equipment, Electronics (Instrumentation), Office Equipment, Computer Systems, and Electronics (Semiconductors), with the exception of the Corporation, which is one of the companies listed in the Electrical Equipment classification, and General Electric Company and International Business Machines Corporation because of their dissimilar market capitalizations.

          The Prior Peer Group was devised when the Performance Graph was first introduced as a requirement for proxy statements. The Corporation decided at that time to rely on existing industry indexes to the extent practical in order to arrive at a peer group that was as objective as possible. From the outset it was apparent, however, that certain publicly-held competitors of the Corporation were not included in the indexes relied on and that some companies in very different industries serving different customers were mixed in with peer companies. With the changes that have occurred to the Standard and Poor's industrial classifications since the selection of the Prior Peer Group, the Corporation has decided to modify the peer group to make it more representative of its industries and the basis for a more valid comparison of performance. The New Peer Group contains the companies included in the Electrical Equipment industrial classification of Standard & Poor, together with publicly-held competitors of the Corporation that are not included in such classification and were not included in the Prior Peer Group.

                                       19

Performance Graph

                                           CUMULATIVE TOTAL SHAREHOLDER RETURN
                                                          1990-95

            $300  |
                  |
                  |
            $275  |
                  |                        Base Period                Indexes/Cumulative Returns
                  |    Company/Index Name     1990             1991     1992     1993     1994    1995
            $250  |    ------------------  -----------        ------   ------   ------   ------  ------
                  |     AMP Incorporated       100            138.58   140.71   157.25   185.75  199.91
                  |     S&P 500                100            130.47   140.41   154.56   156.60  215.45
            $225  |     Prior Peer Group       100            127.08   152.37   184.27   209.85  288.14
                  |     New Peer Group         100            124.25   126.03   139.50   145.16  192.24
                  |
            $200  |
                  |
TOTAL             |
SHAREHOLDER $175  |
RETURN<F3>        |
(DOLLARS)         |
            $150  |
                  | AMP    _________
                  | S&P 500   ..........
            $125  | PRIOR PEER GROUP<F1> _ _ _ _
                  | NEW PEER GROUP <F2> ____ . ____
            $100  |___________________________________________________________
                     90         91         92         93         94         95
                                               YEARS
-------------

<F1> The Prior Peer Group includes the following companies:

    Advanced Micro Devices            Moore Corporation Ltd.
    Amdahl Corporation                Motorola Inc.
    Apple Computer Inc.               National Semiconductor Corporation
    Ceridian Corporation              Perkin-Elmer Corporation
    Compaq Computer Corporation       Pitney Bowes Inc.
    Cray Research Inc.                Raychem Corporation
    Data General Corporation          Tandem Computers Inc.
    Digital Equipment Corporation     Tektronix Inc.
    Emerson Electric Company          Texas Instruments Inc.
    Grainger (W W)Inc.                Thomas & Betts Corporation
    Hewlett-Packard Company           Unisys Corporation
    Honeywell Inc.                    Wang Laboratories Inc.
    Intel Corporation                 Westinghouse Electric Corporation
    Intergraph Corporation            Xerox Corporation

<F2> The New Peer Group includes the following companies:
	ADC Telecommunications Inc.     Honeywell Inc.
      Altron Inc.                     Hubbell Inc. - CL B
      Amphenol Corp.                  Methode Electronics - CL A
      Augat Inc.                      Molex Inc.
      Elexsys Intl. Inc.              Raychem Corp.
      Emerson Electric Co.            Robinson Nugent Inc.
      General Signal Corp.            Thomas & Betts Corp.
      Grainger (W W) Inc.             Westinghouse Electric Corp.

<F3> The Total Shareholder Return assumes a fixed investment of $100 in the
     AMP Common Stock or indicated index, and a reinvestment of dividends.
     The total return of each company included in the S&P 500 and Peer Group indexes has been weighted in accordance with the company's market capitalization as of the beginning of the year reported. The weighting was accomplished by: i) calculating the market capitalization for each company at the beginning of the respective calendar year based on the closing stock price and outstanding shares; ii) determining the percentage that each such market capitalization represents against the total of such market capitalizations for all companies included in the index; and iii) multiplying the percentage determined in ii) above by the total shareholder return of the company in question for the year being reported.

THE COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE REPORT
                    ON EXECUTIVE COMPENSATION

     The Compensation and Management Development Committee of the Board of Directors, among other responsibilities, has responsibility for the Corporation's executive compensation program. The Committee, which is composed entirely of outside directors, is chaired by Mr. Ralph D. DeNunzio, President, Harbor Point Associates, Inc. The other Committee members are Mr. Dexter F. Baker, Retired Chairman and CEO, Air Products and Chemicals, Inc.; Mr. John C. Morley, President of Evergreen Ventures, Ltd. and Retired President and CEO, Reliance Electric Company; and Mr. Paul G. Schloemer, Retired President and CEO, Parker Hannifin Corporation.

     Included within the Committee's executive compensation oversight charter are the review and approval of salary levels and salary increases for executive officers, annual Management Incentive Plan cash bonus awards for officers and other key executives, performance restricted stock and stock option awards under the 1993 Long-Term Equity Incentive Plan, and any special benefit programs affecting officers and key executives such as supplemental retirement plans, deferred compensation plans, change of control agreements and other plans. The Committee in appropriate cases makes recommendations to the Board of Directors on matters involving the executive compensation program.

     The overriding objectives of the Corporation's executive compensation program are to attract and retain qualified executive leadership and to reward performance that creates shareholder value. In furtherance of these objectives, the Corporation's executive compensation philosophy is (1) to deliver base salary compensation that is kept competitive with the executive's counterparts in the electrical/electronics industry and industry in general and (2) to provide both short- and long-term incentive compensation plans that supplement base salary and that correlate to the growth, success and profitability of the Corporation. These at-risk, performance-based incentive compensation plans, which directly align the interests of the Corporation's executives with its shareholders, form a significant portion of the total compensation opportunity for all officers and key executives.

     The Corporation annually reviews compensation surveys and other published compensation data covering comparably-sized companies in both the electrical/electronics industry and industry in general to assess whether its executive base salary ranges and total compensation opportunities remain competitive. Where they do not remain competitive, appropriate adjustments are made. In this process of comparing the Corporation's executive compensation levels and practices against those of other companies, the compensation levels and practices at the companies comprising the Peer Group index in the Performance Graph on pages 19-20 are reviewed separately, but due to the small sample size the Peer Group data alone is not used as the primary comparative benchmark. Rather, the comparative data relied upon by the Committee is drawn from a broader survey of comparably-sized companies in the electrical/electronic industry and industry in general, which survey includes 19 of the 28 Prior Peer Group companies and 6 of the 16 New Peer Group companies.

     The salaries, and any periodic increases thereof, of the Chairman of the Board and the CEO are determined by the Board of Directors of the Corporation based on recommendations made by the Committee. These officers in turn recommend the salary adjustments for the other executive officers, with the review and oversight of the Committee. The level of base salary compensation for officers and key executives is determined by both their scope of responsibility and the competitive salary ranges established by the survey process described above. Periodic increases in base salary are dependent on the individual's performance in his or her position for a given period, on the individual's competency, skill and experience, and on the growth of salary levels both inside and outside the Corporation.

     The AMP Management Incentive Plan provides opportunity for annual cash bonuses based on two or more of the following weighted performance components: (1) overall corporate earnings per share (EPS) performance for a given year, adjusted to net out extraordinary, non-recurring gains or losses and then compared against an EPS target for the year (this component is weighted four-fifths for named executive officer participants such as the CEO with corporate-wide responsibilities and two-fifths for those with specific unit responsibilities); (2) operating unit performance for a given year measured against operating unit income and sales targets for the year (this component is weighted two-fifths for named executive officer participants with specific unit responsibilities); and
(3) individual performance for a given year measured against individual performance objectives for such year (this component is weighted one-fifth for named executive officer participants). For 1996, the corporate performance component of the annual cash bonus of Management Incentive Plan participants below the level of the named executive officers will be based on attainment of global revenue, operating income, and value added targets, and the operating unit component will be based on operating unit attainment of similar targets. The Committee sets the EPS target for the year at the start of each year, with the review of the Board of Directors, and also sets the individual performance objectives of the Chairman of the Board and the CEO. The EPS target for 1995 was $2.10 and the actual EPS performance (adjusted for plan purposes) was $2.10. The unit and individual performance targets for 1995 and the actual unit and individual performance results for 1995 necessarily varied widely between units and individuals. In addition to setting the EPS target, the Committee assigns to each participant under the Management Incentive Plan minimum, target and maximum bonus percentages, which vary from participant to participant to reflect competitive practice and the scope of the participant's responsibility. Actual corporate and unit performance between 90% and 120% of the target performance levels results in a bonus calculation that ranges between the participant's assigned minimum and maximum bonus percentages.

     In granting long-term incentive awards during 1995, the Committee gave considerable weight to the annual long-term incentive award levels and practices of a diverse range of 376 major companies that participated in a recent Towers Perrin survey of long-term incentive compensation practices.
Of the 28 companies comprising the Prior Peer Group Index in the Performance Graph on pages 19-20, 19 were included in this Towers Perrin survey and 6 of the 16 companies in the New Peer Group were included in the Towers Perrin survey. The Corporation's long-term incentive award levels for 1995 were generally set at between the 50th and the 75th percentile of the award levels reflected in the Towers Perrin survey.

     Long-term incentive compensation awards in the form of performance restricted shares and stock options were made by the Committee in 1995 under the 1993 Long-Term Equity Incentive Plan. Seven individuals, including the five active named executive officers, received a 1995 long-term incentive award that was split so that approximately 50% of the value of the 1995 award was provided in the form of performance restricted shares, with the balance provided in the form of stock options. All other recipients of a 1995 long-term incentive award received 100% of the award in the form of stock options.

     The performance restricted shares granted in 1995 will be forfeited at the end of 1997 if the Corporation fails to attain for the three-year period from January 1, 1995 through December 31, 1997 a minimum average annual level of return on equity (ROE) that was set by the Committee at the
beginning of 1995.    For this purpose, the Corporation's annual ROE result
for each of the three years will be separately determined, totaled, and divided by three to determine the average annual ROE. If the average annual ROE over the three-year period is at least equal to this minimum level, then the extent to which the performance restricted shares granted in 1995 will become vested at the end of 1997 will be determined by the Corporation's average annual earnings growth rate over the same three-year period. A target level of average annual earnings growth over the three-year period was set by the Committee at the beginning of 1995, and average annual earnings growth between 0% and this target level will result in vesting of the performance restricted shares that ranges proportionately from 0% to 100%. The Committee also set a super-target level of average annual earnings growth at the beginning of 1995, and average annual earnings growth between the target level and the super-target level will result in vesting of the performance restricted shares that ranges proportionately from 100% to 200%. Performance restricted shares that are forfeited at the end of 1997 either because of the Corporation's failure to attain the minimum average annual ROE level or to attain the target level of average annual earnings growth will be canceled and revert to the Corporation.

     In general, the stock options granted in 1995 vest on the third anniversary of the grant date, are exercisable thereafter until the tenth anniversary of the award date, and have an exercise price equal to the award date fair market value of a share of the Corporation's Common Stock.

     In 1995, with the review and approval of the Committee, the Corporation implemented formal share ownership guidelines applicable to its key executives. By the end of a phase-in period, the guidelines require that the Chairman of the Board and the CEO each own real or phantom shares of Corporation Common Stock with a value of at least four times annual base salary. The guideline applicable to the other named executive officers is ownership of shares with a value of at least three times annual base salary. The primary intent of these guidelines is to significantly increase the extent to which the personal wealth of the Corporation's executives is directly linked to the performance of the Corporation's Common Stock, thereby materially expanding the community of interest between the executives and the Corporation's shareholders.

     Section 162(m) of the Internal Revenue Code imposes a $1,000,000 per year per named executive officer limitation on the amount of non-performance based compensation that can be paid and deducted by the Corporation. The Corporation's policy with respect to this limitation is to maximize the deductibility of all compensation paid to each named executive officer by
(1) delivering compensation to named executive officers that to a substantial extent meets the Code Section 162(m) definition of performance-based compensation and (2) affording the named executive officers the opportunity to defer receipt of compensation to years after their retirement. In furtherance of this policy, the Corporation's Management Incentive Plan, under which the named executive officers have an opportunity to earn an annual cash bonus, and the 1993 Long-Term Equity Incentive Plan, under which the named executive officers receive long-term incentive compensation awards, have been designed and are administered so that all or a significant portion of the compensation received pursuant to such plans will qualify as performance-based compensation within the meaning of Section 162(m). In addition, the Corporation has implemented a Deferred
Compensation Plan under which the named executive officers may defer receipt of up to a specified percentage of annual base salary, currently set at 25%, and up to 100% of annual cash bonus amounts. All compensation paid to the named executive officers in 1995 was deductible and it is anticipated that all compensation to be paid to named executive officers in 1996 will be deductible.

1995 CEO Compensation

     Effective January 1, 1995, Mr. Hudson's base salary rate per annum was adjusted to $700,000, representing an increase of $100,000 over his prior base salary rate. In adjusting Mr. Hudson's salary, the Committee considered the Corporation's growth and performance in 1994, Mr. Hudson's individual performance since his prior increase, his competency, skill and experience, and salary range survey data relating to his counterparts at comparably-sized companies in the electrical/electronic industry and industry in general. The salary level of $700,000 set for Mr. Hudson for 1995 brought his salary to the median annual salary that was paid in 1994 to CEOs of comparably-sized companies in the electrical/electronics industry and industry in general.

     Mr. Hudson's assigned minimum, target, and maximum bonus percentages under the Management Incentive Plan for 1995 were 10%, 60% and 90%, respectively. Accordingly, Mr. Hudson had the potential to earn an annual bonus of up to 90% of base annual salary if the Corporation were to attain 120% or more of the $2.10 EPS target and Mr. Hudson were to fully accomplish his individual performance targets. Based on the Corporation's adjusted EPS performance for 1995 and the Committee's assessment of Mr. Hudson's individual performance, Mr. Hudson's aggregate bonus under the Plan for 1995 was 62.43% of his base salary, or $437,000.

     On July 25, 1995 Mr. Hudson was awarded 60,000 stock options (2,300 incentive stock options and 57,700 nonqualified stock options) under the 1993 Long-Term Equity Incentive Plan, all with an exercise price of $42.875. These options will first be exercisable July 25, 1998 and remain exercisable to July 25, 2005. On the same date, Mr. Hudson was also awarded 25,000 performance restricted shares of Common Stock of the Corporation under the 1993 Long-Term Equity Incentive Plan. These shares will either vest or be forfeited at the end of 1997 based on the Corporation's performance in 1995, 1996 and 1997 with respect to average annual return on equity and average annual earnings growth targets that were set by the Committee. In making these long-term incentive awards, the Committee's intent was to continue a practice begun in 1993, when the Corporation's first stock option plan became effective, of increasing the proportion of stock-based compensation in the total compensation package of the Corporation's senior executive officers, particularly the CEO, thereby further increasing the executives' community of interest with the Corporation's shareholders. The aggregate long-term incentive award levels set for Mr. Hudson in 1995 were at the 75th percentile of comparable long-term incentive award recipients reflected in Towers Perrin survey data relied upon by the Committee. Since the 1993 inception of the Long-Term Equity Incentive Plan, Mr. Hudson has been granted a total of 286,000 stock options and 25,000 performance restricted shares of Common Stock of the Corporation.

     In January 1989, Mr. Hudson had been awarded 4,000 bonus units under the Corporation's former Stock Plus Cash Bonus Plan, with a designated value of $44.50 and an unspecified cash bonus percentage (not in excess of 50%) to cover federal taxes on the payout. In January 1995, when the fair market value of a share of the Corporation's Common Stock had increased to $71.375, 1,334 of these 4,000 bonus units matured, resulting in a stock bonus payment to Mr. Hudson of 502 shares of Common Stock of the Corporation (1,004 shares when taking into account the 2-for-1 stock split in 1995) and a cash payment of $17,946.63. In making these payout calculations, the award date designated value of $44.50 per bonus unit was used to determine the spread in lieu of the alternative designated value defined under the Plan. The Plan's alternative designated value, which is based on earnings per share growth between the award date and the maturity date, is used in payout calculations whenever it would result in a greater stock bonus payout than would the award date designated value. (For an explanation of the alternative designated value, see footnote (1) to the Aggregated Option/SAR Exercises in 1995 and FY-End Option/SAR Values Table, pages 14-15.)

     The Compensation and Management Development Committee:

        Dexter F. Baker            Ralph D. DeNunzio, Chairman
        John C. Morley             Paul G. Schloemer

TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENTS

     The Corporation has entered into agreements with the named executive officers (with the exception of Messrs. Horowitz and Ripp) to assure their unbiased counsel and continued dedication in the event of an unsolicited tender offer or other occurrence that may result in a change of control.

     The terms of the agreements provide that, in the event of a change of control, as previously defined on page 9 of this Proxy Statement, and the termination of the executive's employment at any time during the 2-year period thereafter, the executive will be paid a lump sum amount equal to his highest annual base salary rate in effect during the year of termination multiplied by the number of whole years and fractions thereof remaining to his 65th birthday, but, depending on the date of the agreement, such multiplier shall in no event exceed 5, 4 or 3. Any agreement entered into after January

1, 1990 provides for the payment of an amount necessary to pay any excise tax, and any taxes thereon, due on the lump sum or other payment.

     Additionally, the executive will be vested and paid under any bonus plans he is participating in; be paid a pension computed on his base salary rate prior to termination projected to the earlier of his elected early retirement date, entry into a new employer's pension plan or age 65; receive continuation of his Corporation-provided life insurance; and receive continuation of medical and dental benefits for up to 3 years.

     Notwithstanding the foregoing, one executive officer has an agreement where a change in control would be deemed to have occurred only if the then-current Board of Directors of the Corporation should cease to constitute a majority of the Board of the Corporation as the result of an unsolicited tender offer or a tender offer solicited in response to such unsolicited tender offer, or if any person or group acquires 30% or more of the Corporation's issued and outstanding shares of Common Stock.

	      CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     During 1995 there were a) no transactions between the Corporation and management, the Directors (and Nominees for director) or related third parties; b) no business relationship between the Corporation and a Director or Nominee for director; and c) no indebtedness to the Corporation by management, the Directors (and Nominees for director) or related third parties or entities, that must be disclosed.

			     PRINCIPAL SHAREHOLDERS

     As of march 8, 1996, the only persons known to management to own beneficially more than 5% of the outstanding Common Stock of the Corporation are named below(1):

                                                    Amount
                                                 and Nature of
                         Name and Address          Beneficial       Percent
    Title of Class      of Beneficial Owner        Ownership        of Class
    --------------      -------------------       --------------    ---------
    Common Stock        FMR Corp.                  14,108,588           6.5
                        82 Devonshire Street
                        Boston, MA  02109

     The Nature of ownership is as follows:

          Sole Voting Powers . . . . . . . . . . . . . . . . . .    794,631
          Shared Voting Powers . . . . . . . . . . . . . . . . .     None
          Sole Dispositive Powers  . . . . . . . . . . . . . . . 14,108,588
          Shared Dispositive Powers  . . . . . . . . . . . . . .     None
---------
(1) All of the above information was obtained from a Schedule 13G filing by FMR Corp. for the calendar year ending December 31, 1995.

			 INDEPENDENT ACCOUNTANTS

     The selection of Arthur Andersen LLP as the independent accountants for previous years has continued during the year 1996. Arthur Andersen LLP has no financial interest, direct or indirect, in the Corporation or any of its subsidiaries.

     A representative of Arthur Andersen LLP will attend the Annual Meeting with the opportunity to make a statement if he desires to do so and to answer questions that may be asked of him by the shareholders.


			1997 SHAREHOLDER PROPOSALS

     Any shareholder, whether of record or a beneficial owner, desiring to submit a proposal for consideration to appear in the Corporation's 1997 Proxy Statement shall submit such proposal, typewritten or printed, addressed to the Secretary of the Corporation. Such proposal must identify the name and address of the shareholder, the number of the Corporation's shares held of record or beneficially, the dates upon which the shareholder acquired such shares and documentary support for a claim of beneficial ownership. The proposal should be sent Certified Mail - Return Receipt Requested to the attention of the Secretary of the Corporation, P.O. Box 3608, Harrisburg, Pennsylvania 17105-3608 and must be received not later than November 26, 1996.

     In addition to the foregoing procedure for inclusion of a shareholder proposal in the Corporation's Proxy Statement, the Corporation will consider other items of business and nominations for election as director of the Corporation that are properly brought before the Annual Meeting by a shareholder. To be properly brought before the Annual Meeting, items of business must be appropriate subjects for shareholder consideration, timely notice thereof must be given in writing to the Secretary of the Corporation, and other applicable requirements must be met. In general, such notice is timely if it is received at the principal executive offices of the Corporation at least 30 days and not more than 60 days in advance of the date in the then-current year that corresponds to the date of the previous year's Annual Meeting. Alternative notice deadlines apply if the date of the Annual Meeting differs by more than 15 days from the date of the previous year's Annual Meeting. The Bylaws specify the information to be included in the shareholder's notice.

     Shareholders may either recommend nominations of director for consideration by the Nominating and Governance Committee in the process described on page 10 of this Proxy Statement, or directly nominate persons for election to the Board by complying with the notice provisions set forth in the Bylaws. In general, such notice is timely if it is received by the Secretary of the Corporation at least 60 days in advance of the date in the then-current year that corresponds to the date of the previous year's Annual Meeting. Alternative notice deadlines apply if the date of the Annual Meeting differs by more than 15 days from the date of the previous year's Annual Meeting or if the election is to be held at a special meeting of shareholders. The Bylaws specify the information to be included in the shareholder's notice of nomination.

     Interested shareholders can obtain full copies of the Bylaw provisions by making a written request therefor to the Secretary of the Corporation.


			GENERAL AND OTHER MATTERS

     The Corporation knows of no matter that will be brought before the meeting other than the matters expressly mentioned in the Notice of Annual Meeting of Shareholders. However, if any further matters properly come before the meeting or any of its adjournments, the person or persons voting the proxies will vote them in accordance with their best judgment on such matters. The Corporation will bear the expense of preparing, printing, and mailing this proxy material, as well as the cost of any required solicitation. In addition, the Corporation has retained Georgeson & Company Inc. to aid in the solicitation of proxies from brokers, banks and other nominees as well as institutional holders, at a fee of $8,500 plus expenses. The Corporation may also use regular employees, without additional compensation, to solicit proxies by personal solicitation, telephone or otherwise.

     You are urged to mark, sign and return your proxy promptly to make certain your shares will be voted at the meeting. For your convenience, a stamped self-addressed envelope is enclosed.

     The Annual Report of the Corporation for the year 1995, including financial statements, was mailed with this Proxy Statement. Such Annual Report is not incorporated in this Proxy Statement by reference, and is not deemed a part of the proxy soliciting material.

     UPON THE WRITTEN REQUEST OF ANY PERSON WHOSE PROXY IS SOLICITED HEREUNDER, THE CORPORATION WILL FURNISH WITHOUT CHARGE TO SUCH PERSON A COPY OF ITS ANNUAL REPORT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, FOR THE CALENDAR YEAR 1995. SUCH WRITTEN REQUEST IS TO BE DIRECTED TO J. E. MARLEY, CHAIRMAN OF THE BOARD OF DIRECTORS, P.O. BOX 3608, HARRISBURG, PENNSYLVANIA 17105-3608.

Dated: March 25, 1996.

		      (Recycled Symbol) Printed on Recycled Paper

APPENDIX
--------

 [front side of proxy card]

PROXY

			    AMP INCORPORATED

     The undersigned hereby appoints W. J. Hudson, J. E. Marley and D. F. Henschel, and each of them, his or her proxy, with full power of substitution, to vote all stock of the undersigned at the ANNUAL MEETING OF THE SHAREHOLDERS OF THE CORPORATION TO BE HELD ON WEDNESDAY, APRIL 24, 1996, AT 10:30 A.M., LOCAL TIME, at the AMP Global Executive Leadership Center, 411 South Fortieth Street, Harrisburg, Pennsylvania, and at any adjournment or adjournments thereof, hereby revoking any proxy previously given and ratifying all that said proxy or proxies may do pursuant hereto. Shares not held in Plan accounts will be voted in accordance with the recommendations of your Board of Directors. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

     For those participants who hold accounts with Common Stock through the AMP Incorporated Employee Savings and Thrift Plan -- 401(k) ("401(k)"), the MERIT Plan of Benefits of M/A-COM, Inc. ("MERIT"), and the M/A-COM, Inc. Employee Stock Ownership Plan ("ESOP"): The undersigned instructs Vanguard Fiduciary Trust Company, as Trustee under the identified Plans, to vote all shares or fractions of shares credited to the undersigned's account as of the latest available processing date on or before March 8, 1996 as directed on the reverse side of this Proxy card. Those shares in 401(k) accounts for which no directions are received will be voted by the Trustee in its sole and absolute discretion. Those shares in MERIT and ESOP accounts for which no directions are received will be voted by the Trustee in the proportion established by all directions received from the other participants in the applicable Plan.

			       (Continued and to be signed on reverse side)

[example of reverse side of proxy card]
 __________________________________
|                                  |
|                                  |
|                                  |
|   (1)                 (2)        |
|                                  |
|                                  |
|                                  |
|           (3)                    |
|__________________________________|

[part (1) information is as follows:]


   YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE
   "FOR ALL NOMINEES" IN ITEM 1.

Item 1--Election of the following           For all    Withheld
          Nominees as Directors: D. F.      Nominees   for all
          Baker, R. D. DeNunzio,                       Nominees
          B. H. Franklin, J. M. Hixon,
          W. J. Hudson, J. E. Marley,
          H. A. McInnes, J. J. Meyer,
          J. C. Morley, W. F. Raab,
          P. G. Schloemer and
          T. Shiina

Withheld for the following only (Write the name of the
Nominee(s) in the space below)
--------------------------------------------------------

[part (2) information is as follows:]

THE PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting dated March 25, 1996.

The shares represented by this proxy will be voted as directed by the shareholder. Abstentions are not counted as votes cast with respect to Item 1.

    YES
    [   ]  I PLAN TO ATTEND THE ANNUAL MEETING
            -- please send me an admission card.

[part (3) information is as follows:]

Signature(s)______________________ Date_______________
NOTE: Please date and sign exactly as name appears hereon. Each joint owner should sign. When signing as attorney, executor, trustee, guardian or corporate officer, please give full title as such. Corporations should indicate full corporate name and have a duly authorized officer sign.


			    ADMISSION CARD

	     The shareholder bearing this ticket is entitled to attend the Annual Meeting of Shareholders of
		    AMP Incorporated


                      			DATE:
              Wednesday, April 24, 1996


                      				TIME:
                       10:30 A.M.


                			     LOCATION:

          		  Global Executive Leadership Center
           		      411 South Fortieth Street
           		      Harrisburg, Pennsylvania